First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




January 19, 2000


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 401

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-94625 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President